Exhibit 32.01

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002
I, Scott A. Durchslag, the Chief Executive Officer of Angie’s List, Inc., certify that (i) the quarterly report on Form 10-Q for the quarter ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Angie’s List, Inc.

/s/ SCOTT A. DURCHSLAG
Scott A. Durchslag
Chief Executive Officer
(Principal Executive Officer)

July 28, 2016
Date